Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

EQM TECHNOLOGIES & ENERGY, INC.

WARRANT TO PURCHASE COMMON STOCK

December 31, 2013

FOR VALUE RECEIVED, EQM TECHNOLOGIES & ENERGY, INC., a Delaware corporation (the “Company”), hereby certifies that, subject to the terms and conditions hereof, ________________ (the “Holder”), his designees or permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof and prior to the Expiration Date (as defined below), ________________ (________________) fully paid and nonassessable shares (as adjusted pursuant to the terms hereof, the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per Warrant Share of $0.25 (the “Warrant Price”), payable in accordance with Section 1(c) hereof.

This Warrant is issued subject to the following terms and conditions:

1.           Exercise, Issuance of Certificates.

  (a)           The Holder may exercise this Warrant, at any time or from time to time, prior to 5:00 p.m. Eastern Time on December 31, 2023 (the “Expiration Date”).  The Holder may exercise this Warrant on or prior to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 below.  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares made in accordance with Section 1(c) below (each, a “Date of Exercise”).  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than ten (10) business days following the Date of Exercise.  In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.  Each stock certificate so delivered shall be registered in the name of such Holder and issued with a legend in substantially the form of the legend placed on the front of this Warrant.

  (b)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

  (c)           The Holder shall pay the Warrant Price by certified or official bank check payable to the order of, or wire transfer of immediately available funds to, the Company, or by other means determined to be acceptable by the Company’s Board of Directors, in its sole discretion.

2.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Warrant Shares, will, upon issuance and payment of the applicable Warrant Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.           Adjustment of Warrant Price and Number of Shares.  The Warrant Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

  (a)           Merger, Sale of Assets, etc.  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation, partnership, limited liability company, or other entity in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.  If the per share consideration payable to the Holder of this Warrant for securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

  (b)           Reclassification, etc.  If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

  (c)           Split, Subdivision or Combination of Securities.  If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, (i) the number of securities as to which purchase rights under this Warrant exist shall be proportionately increased and the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or (ii) the number of securities as to which purchase rights under this Warrant exist shall be proportionately decreased and the Warrant Price for such securities shall be proportionately increased in the case of a reverse split or combination.

  (d)           Adjustments for Dividends in Stock or Other Securities or Property.  If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible holders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

  (e)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Warrant Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4.           No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.           Compliance with the Securities Act.  The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for its own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

6.           Transferability.

  (a)           Subject to compliance with applicable Federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written Form of Assignment and Assumption in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any applicable transfer taxes.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and, if the assignor assigns less than the entirety of this Warrant, shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

  (b)           The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

7.           Amendment, Waiver, etc.  Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.           Notices.  All notices and other communications hereunder (except payment) shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Holder:	________________
________________
________________
Fax: ___________

To the Company:	EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Fax: (513) 825-7495
With a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Adam Finerman, Esq.
Fax: (212) 451-2222

9.           Governing Law.  This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided therein or performance, shall be governed and interpreted according to the law of the State of Delaware, without regard to principals of conflicts of law.

10.         Lost or Stolen Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.         Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Warrant Price on the date the Form of Subscription is received by the Company.

12.         Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

13.         Severability of Provisions.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date first indicated above.

EQM TECHNOLOGIES & ENERGY, INC.

By:
Name:	Robert R. Galvin
Title:	Chief Financial Officer

FORM OF SUBSCRIPTION

The undersigned, the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                   Warrant Shares and such Holder herewith makes payment of $______________ therefor.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

whose address is:

DATED:

[HOLDER]

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name:

Title:

FORM OF ASSIGNMENT AND ASSUMPTION

FOR VALUE RECEIVED, the right to purchase ________________ Warrant Shares under the attached Warrant and all rights evidenced thereby are hereby assigned to:

(the “Assignee”)

whose address is:

The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder.

DATED:

[HOLDER]

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name:

Title:

[ASSIGNEE]

Name:

Title: